Exhibit 10.21
BCInet, Inc.
SERIES A PREFERRED STOCK
PURCHASE AGREEMENT
BCInet – Series A SPA

BCInet, Inc.
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
     This Series A Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into effective August 31,2009 by and between BCINET, INC., a Delaware corporation (the “Company”), and OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (the “Investor”).
RECITALS
     WHEREAS, the Company and Investor are parties to the Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), pursuant to which Investor assigns and transfers to the Company certain assets, including the Goodwill (as described in the Asset Purchase Agreement); and
     WHEREAS, the Company desires to issue to Investor, and Investor desires to accept from the Company, the Shares (defined below) as partial consideration for the Goodwill.
     NOW, THEREFORE, in consideration of the above recitals, the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:
SECTION 1
Purchase and Sale of Stock
     1.1 Sale and Issuance of Shares.
          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).
          (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 2,633,333 shares of the Company’s Series A Preferred Stock (the “Shares”) at a price of $0.31 per share, or a total of $816,333.23. The Shares shall be deemed paid with the execution of the Asset Purchase Agreement as partial consideration for the Goodwill.
BCTnet – Series A SPA

SECTION 2
Closing; Delivery
          (a) The purchase and sale of the Shares shall take place at the Company’s offices on August 31, 2009, or at such other time and place as the parties shall mutually agree which shall be contemporaneous with the closing of the Asset Purchase Agreement (which time and place are designated as the “Closing”).
          (b) At the Closing, or as soon as practical thereafter, the Company shall deliver to Investor a certificate representing the Shares against the transfer of Goodwill of a like amount.
SECTION 3
Representations and Warranties of the Company
     Except as set forth on a Schedule of Exceptions delivered by the Company to the Investors at the Closing, the Company hereby represents and warrants to Investor as of the date of this Agreement as follows:
     3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, license and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to issue and sell the Shares and the Common Stock issuable upon conversion thereof.
     3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement, the Investors’ Rights Agreement, the Right of First Refusal Agreement and any other related agreements (the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the execution of this Agreement, and the Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     3.3 Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on
BCTnet – Series A SPA

transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company’s certificate of incorporation, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.
     3.4 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:
          (a) Preferred Stock. 3,950,000 shares of Preferred Stock (the “Preferred Stock”), all of which are designated as Series A Preferred Stock, none of which is outstanding.
          (b) Common Stock. 24,000,000 shares of common stock (the “Common Stock”), of which 3,950,000 shares are issued and outstanding. Other than a secured convertible note for $414,200.00, there are no other outstanding subscriptions, options rights, warrants, convertible securities.
          (c) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom.
          (d) Except for (i) the conversion privileges of the Shares, (ii) the rights provided in the Investors’ Rights Agreement and (iii) 8,950,000 shares reserved for issuance under the Company’s 2009 Stock Incentive Plan there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company, or to the Company’s knowledge, from any holders of its securities, of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.
     3.5 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares by the Company or the issuance of Common Stock upon conversion of the Shares, except (a) the filing of the Amended Certificate with the Secretary of State of the State of Delaware, and (b) such filings and notices of sale required to be filed with applicable federal and state agencies, which will be timely filed within the applicable periods therefor.
     3.6 Litigation. There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge, currently threatened against the Company nor, to the best of the Company’s knowledge, is there a basis for the foregoing, including, without limitation, any that questions the validity of this Agreement or the right of the Company to enter into such
BCTnet – Series A SPA

Agreement, or to consummate the transactions contemplated hereby. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or to the best of the Company’s knowledge, currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.
     3.7 Title to Property and Assets; Leases. With the exception of the liens held by the Investor pursuant to certain security agreements, the Company believes it owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases or licenses, the Company is in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license free of any liens, claims or encumbrances.
     3.8 Intellectual Property. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.
     3.9 Proprietary Agreements. The Company shall have each officer, employee and consultant of the Company execute the Company’s standard form of proprietary information and invention agreements prior to disclosing any proprietary information to any such officer, employee and consultant.
     3.10 Disclosure. The Company has provided the Investors with all the information reasonably available to it without undue expense that Investor has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable Investor to make such decision.
SECTION 4
Representations and Warranties of Investor
     Investor hereby represents and warrants to the Company as of the date of this Agreement as follows:
     4.1 Authorization. Investor has full power and authority to enter into this Agreement. This Agreement constitutes a valid and legally binding obligation of Investor.
     4.2 Reliance Upon Investor’s Representations. Investor understands that the Shares are not and the securities issuable upon conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the exchange of securities hereunder is exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”), as amended, and that the Company’s reliance on such exemption(s) is based on Investor’s representations set forth herein.
BCTnet – Series A SPA

     4.3 Receipt of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to consummate the transaction contemplated hereunder. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of investment in the Company and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of Investor to rely thereon.
     4.4 Investment Experience. Investor represents that Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.
     4.5 Accredited Investor. Investor is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act.
     4.6 Restricted Securities. Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, or compliance with the Securities laws of any applicable jurisdiction and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.
     4.7 Legends. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below, and Investor covenants that, except to the extent such restrictions are waived by the Company, Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:
          (a) The following legend under the Act:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, OR REGION AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL, STATE AND OTHER SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND
BCTnet – Series A SPA

QUALIFICATION UNDER FEDERAL, STATE AND OTHER SECURITIES LAWS IS NOT REQUIRED.”
          (b) Any legend imposed or required by any applicable state securities laws.
     4.8 Public Sale. Investor agrees not to make, without the prior written consent of the Company, any public offering or sale of the Shares, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act, (ii) the date on which it becomes a registered company pursuant to section 12(g) of the United States Securities Exchange Act of 1934, as amended, or (c) five (5) years after the Closing hereunder.
SECTION 5
Conditions of the Investor’s Obligations at Closing
     The obligations of Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:
     5.1 Representations and Warranties. The representations and warranties of the Company contained in SECTION 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
     5.2 Due Diligence. The Investors shall have completed their financial and legal due diligence on the Company to their reasonable satisfaction.
     5.3 Amended and Restated Certificate of Incorporation. The Restated Certificate shall have been filed with the Secretary of State of Delaware and shall continue to be in full force and effect as of the Closing.
     5.4 Investors’ Rights Agreement. The Company, the Investors and any other parties thereto shall have entered into the Investors’ Rights Agreement substantially in the form attached hereto as Exhibit B.
     5.5 Right of First Refusal and Co-Sale Agreement. The Company, the Investors and any other parties thereto shall have entered into the Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit C.
SECTION 6
Conditions of the Company’s Obligations at Closing
     The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:
BCTnet – Series A SPA

     6.1 Representations and Warranties. The representations and warranties of the Investor contained in SECTION 4 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
     6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required pursuant to this Agreement shall be duly obtained and effective as of the Closing.
     6.3 Amended and Restated Certificate of Incorporation. The Restated Certificate shall have been filed with the Secretary of State of Delaware and shall continue to be in full force and effect as of the Closing.
SECTION 7
Miscellaneous
     7.1 Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     7.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the California as applied to agreements among California residents entered into and to be performed entirely within the California. Investor specifically consents to the jurisdiction of the Superior Court located in Santa Clara County, California, or if that Court is unable to exercise jurisdiction for any reason, to the jurisdiction of the United States Northern District Court located in Santa Clara County, California, to resolve any dispute or claim under this Agreement.
     7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature page is deemed as an original.
     7.4 Notices, Etc. All notices and other communications required or permitted hereunder will be in writing, and may be delivered in person, by telecopy, overnight delivery service or United States mail, in which event they may be mailed by first class, certified or registered, postage prepaid. All such notices and other communications will be deemed received (x) in the case of personal delivery, and telecopy, on the date of such delivery, (y) in the case of overnight delivery service, on the date of such delivery, and (z) in the case of mailing, on the third business day following the date of such mailing.
     7.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Series A Preferred Stock (including Common Stock issued upon conversion of the Series A Preferred Stock) purchased under this Agreement. Any
BCTnet – Series A SPA

amendment or waiver effected in accordance with this section shall be binding upon the Company and all holders of any securities purchased or to be purchased under this Agreement (including securities into which such securities have been converted), provided, however, in no event shall the obligation of any holder that purchased securities under this Agreement be materially increased, except upon the written consent of such holder, provided, further, that no amendment or waiver will be effective as to any non-consenting party that has purchased securities under this Agreement if such party is treated disproportionately from the consenting holders. Notwithstanding the foregoing, this Agreement may be amended by the Company alone to add additional Investors hereto.
     7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
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BCTnet – Series A SPA

     IN WITNESS WHEREOF, the parties hereto have duly executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

BCINET, INC.

By:
Thomas P. Reynolds, President & CEO

OCZ TECHNOLOGY GROUP, INC.

By:
Ryan M. Petersen President & CEO
BCInet – Series A SPA

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Exhibit A
BCInet – Series A SPA

Exhibit B
INVESTORS’ RIGHTS AGREEMENT
Exhibit B
BCInet – Series A SPA

Exhibit C
RIGHT OF FIRST REFUSAL AGREEMENT
Exhibit C
BCInet – Series A SPA